UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

ALLIANCEBERNSTEIN HOLDING L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Commerce Street, Nashville, TN  37203
(Address of principal executive offices)
(Zip Code)
(615) 622-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Units rep. assignments of beneficial ownership of limited partnership interests in AB Holding	AB	NYSE

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AllianceBernstein Appointment of Thomas Simeone as Chief Financial Officer

On March 12, 2025, AllianceBernstein L.P. (“ABLP”) and AllianceBernstein Holding L.P. (together with ABLP, “AB”) appointed Thomas Simeone, age 47, as Chief Financial Officer (“CFO”), with immediate effect. Mr. Simeone has been serving as AB’s Controller and Chief Accounting Officer since 2023 and has been employed by AB since 2004 holding various accounting and finance positions. Simultaneously, AB mutually agreed to a separation with Ms. Jackie Marks, AB’s CFO since March 1, 2024, effective March 12, 2025. Ms. Mark’s departure is not related to any accounting or other dispute, and she will receive a standard severance package, which includes salary continuation for 6 months and a portion of her 2025 incentive compensation.

In addition, AB appointed Ms. Alexis Luckey, age 42, to the position of Chief Accounting Officer. She will also retain her role as AB’s Director of Financial Reporting for which she has served in for the past 5 and a half years. Prior to joining AB, she spent a combined 9 years at Ernst & Young in their assurance practice and at Tractor Supply Company in Financial Reporting.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN HOLDING L.P.
Dated: March 12, 2025	By:	/s/ Mark Manley
Mark Manley Corporate Secretary